Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Higher First Quarter Earnings

MEMPHIS, Tenn., September 16, 2015 … FedEx Corp. (NYSE: FDX) today reported earnings of $2.42 per diluted share for the first quarter ended August 31, compared to adjusted earnings of $2.12 per diluted share a year ago. Without adjustment, FedEx earned $2.26 per diluted share last year.

“FedEx Corp. is performing solidly given weaker-than-expected economic conditions, especially in manufacturing and global trade,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Our profit improvement program is on track and delivering impressive results, and I am very confident FedEx is well positioned to deliver value for shareowners, customers and team members in fiscal 2016 and beyond.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter:

	Fiscal 2016	Fiscal 2015
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$12.3 billion	$11.7 billion	$11.7 billion
Operating income	$1.14 billion	$996 million	$1.06 billion
Operating margin	9.3%	8.5%	9.1%
Net income	$692 million	$612 million	$653 million
Diluted EPS	$2.42	$2.12	$2.26

Operating results rose compared to last year due to sharply increased operating income at FedEx Express, the benefit from one additional operating day at each of the company’s transportation segments and the continued positive impacts from the company’s profit improvement program. These benefits were partially offset by higher incentive compensation accruals, higher self-insurance reserves and operating costs at FedEx Ground, and lower-than-anticipated volume at FedEx Freight. Fuel had a slightly negative net impact to operating income. Costs related to the pending acquisition of TNT Express were immaterial during the quarter.

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During the quarter, the company acquired 1.1 million shares of FedEx common stock.

Outlook

FedEx now projects adjusted earnings for fiscal 2016 to be $10.40 to $10.90 per diluted share before year-end mark-to-market pension accounting adjustments, aided by benefits from the profit improvement program. The outlook assumes moderate economic growth and does not include any operating results or costs related to TNT Express. The capital spending forecast for the fiscal year remains $4.6 billion.

“Our new fiscal 2016 outlook is modestly lower than our initial forecast due primarily to weaker LTL industry demand and higher than expected self-insurance reserves and operating costs at FedEx Ground,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We still expect strong earnings growth this year, as we remain focused on executing our profit improvement program, leveraging e-commerce growth and enhancing our revenue quality.”

2016 Rate Increases

As announced on September 15, 2015, FedEx Express, FedEx Ground and FedEx Freight will increase shipping rates by an average of 4.9% effective January 4, 2016. FedEx is also increasing surcharges for FedEx Ground shipments that exceed the published maximum weight or dimensional limits, and updating certain fuel surcharge tables at FedEx Express and FedEx Ground effective November 2, 2015. Details of all changes to rates and surcharges are available at fedex.com/rates2016.

FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•	Revenue of $6.59 billion, down 4% from last year’s $6.86 billion

•	Operating income of $545 million, up 45% from $377 million a year ago

•	Operating margin of 8.3%, up from 5.5% the previous year

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Revenue decreased 4% as lower fuel surcharges and unfavorable currency exchange rates more than offset improved base rates. U.S. domestic package volume grew by 1%, driven by growth in deferred box and overnight envelope. U.S. domestic revenue per package decreased 3% due to lower fuel surcharges, partially offset by strong base rates. FedEx International Economy volume grew 4%, while FedEx International Priority volume decreased 5%. International export revenue per package decreased 7%, as lower fuel surcharges and unfavorable currency exchange rates were partially offset by higher rates and improved package weights.

Operating income and margin improved due to higher base rates, the benefit from one additional operating day, and lower international expenses due to currency exchange rates, more than offsetting higher incentive compensation accruals. Profit improvement program initiatives continued to improve revenue quality and constrain expenses.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•	Revenue of $3.83 billion, up 29% from last year’s $2.96 billion

•	Operating income of $537 million, down 1% from $545 million a year ago

•	Operating margin of 14.0%, down from 18.4% the previous year

Revenue increased due to the inclusion of GENCO results, the recording of FedEx SmartPost service revenues on a gross basis versus the previous net treatment, and higher ground revenue per package and volume. FedEx Ground average daily volume, including FedEx SmartPost shipments, grew 4% in the first quarter due primarily to continued growth in FedEx Home Delivery. FedEx Ground yield increased 11% due to the recording of FedEx SmartPost revenues on a gross basis, higher dimensional weight charges and increased rates, partially offset by lower fuel surcharges.

Operating income decreased slightly due to increased self–insurance reserves, and higher-than-expected operating costs due in part to larger package sizes. These factors more than offset the benefits from higher revenue and one additional operating day. Operating margin decreased primarily due to increased self-insurance reserves, the inclusion of GENCO results and the change in FedEx SmartPost revenue reporting, which collectively reduced year-over-year operating margin by 4.0 percentage points.

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FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•	Revenue of $1.60 billion, essentially flat with last year’s $1.61 billion

•	Operating income of $132 million, down 21% from $168 million a year ago

•	Operating margin of 8.2%, down from 10.4% the previous year

Less-than-truckload (LTL) average daily shipments declined 1% due to weak industry demand. LTL revenue per shipment was down 1% as higher rates from yield initiatives were more than offset by lower fuel surcharges.

Operating results declined primarily due to salaries and employee benefits expense outpacing lower-than-anticipated volume.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $48 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 325,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter fiscal 2016 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 16 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF FEDEX CORPORATION’S NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational or non-recurring in nature. Excluding from first quarter fiscal 2015 results the credit associated with the segment reporting change will assist investors in understanding and allow for more accurate comparisons of the company’s core operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. The inability to predict the amount of any future year-end mark-to-market pension accounting adjustments and the amount and timing of any operating results and integration planning and acquisition-related costs with respect to TNT Express makes a reconciliation of the forecasts for adjusted earnings per diluted share impracticable.

First Quarter Fiscal 2015

	Operating		Net Income	Diluted Earnings Per Share
Dollars in millions, except EPS	Income[2]	Margin
Non-GAAP measure	$996	8.5%	$612	$2.12
Segment reporting change[1]	67	0.6%	41	0.14

GAAP measure	$1,062	9.1%	$653	$2.26

Notes

1	–	Represents the credit at Corporate resulting from the change in recognizing expected return on plan assets for our defined benefit pension and post-retirement healthcare plans at the segment level, as discussed further in our fiscal 2015 Annual Report on Form 10-K.
2	–	Does not sum to total due to rounding.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2016

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended
	August 31
	2015	2014	%
Revenue:
FedEx Express segment	$6,591	$6,862	(4%)
FedEx Ground segment	3,830	2,960	29%
FedEx Freight segment	1,601	1,609	—
FedEx Services segment	390	374	4%
Eliminations and other	(133)	(121)	10%

Total Revenue	12,279	11,684	5%

Operating Expenses:
Salaries and employee benefits	4,525	4,114	10%
Purchased transportation	2,344	2,054	14%
Rentals and landing fees	695	660	5%
Depreciation and amortization	648	651	—
Fuel	712	1,120	(36%)
Maintenance and repairs	548	556	(1%)
Other	1,663	1,467	13%

Total Operating Expenses	11,135	10,622	5%

Operating Income:
FedEx Express segment	545	377	45%
FedEx Ground segment	537	545	(1%)
FedEx Freight segment	132	168	(21%)
Eliminations, corporate and other	(70)	(28)	NM

Total Operating Income	1,144	1,062	8%

Other Income (Expense):
Interest, net	(63)	(48)	NM
Other, net	3	(2)	NM

Total Other Income (Expense)	(60)	(50)	NM

Income Before Income Taxes	1,084	1,012	7%

Provision for Income Taxes	392	359	9%

Net Income	$692	$653	6%

Diluted Earnings Per Share	$2.42	$2.26	7%

Weighted Average Common and Common Equivalent Shares	286	289	(1%)

Capital Expenditures	$1,209	$720	68%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2016

(In millions)

	August 31, 2015
	(Unaudited)	May 31, 2015
ASSETS

Current Assets
Cash and cash equivalents	$3,543	$3,763
Receivables, less allowances	5,617	5,719
Spare parts, supplies and fuel, less allowances	488	498
Deferred income taxes	606	606
Prepaid expenses and other	449	355

Total current assets	10,703	10,941

Property and Equipment, at Cost	43,989	42,864
Less accumulated depreciation and amortization	22,506	21,989

Net property and equipment	21,483	20,875

Other Long-Term Assets
Goodwill	3,792	3,810
Other assets	1,267	1,443

Total other long-term assets	5,059	5,253

	$37,245	$37,069

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$14	$19
Accrued salaries and employee benefits	1,355	1,436
Accounts payable	2,049	2,066
Accrued expenses	2,426	2,436

Total current liabilities	5,844	5,957

Long-Term Debt, Less Current Portion	7,244	7,249

Other Long-Term Liabilities
Deferred income taxes	1,781	1,747
Pension, postretirement healthcare and other benefit obligations	4,806	4,893
Self-insurance accruals	1,186	1,120
Deferred lease obligations	766	711
Deferred gains, principally related to aircraft transactions	174	181
Other liabilities	161	218

Total other long-term liabilities	8,874	8,870

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,814	2,786
Retained earnings	17,434	16,900
Accumulated other comprehensive income	10	172
Treasury stock, at cost	(5,007)	(4,897)

Total common stockholders’ investment	15,283	14,993

	$37,245	$37,069

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2016

(In millions)

(Unaudited)

	Three Months Ended
	August 31
	2015	2014

Operating Activities:
Net income	$692	$653
Noncash charges:
Depreciation and amortization	648	651
Other, net	101	61
Changes in operating assets and liabilities, net	(200)	(383)

Net cash provided by operating activities	1,241	982

Investing Activities:
Capital expenditures	(1,209)	(720)
Proceeds from asset dispositions and other	10	4

Net cash used in investing activities	(1,199)	(716)

Financing Activities:
Principal payments on debt	(15)	—
Dividends paid	(71)	(57)
Purchase of treasury stock	(190)	(791)
Other, net	52	107

Net cash used in financing activities	(224)	(741)

Effect of exchange rate changes on cash	(38)	(17)

Net decrease in cash and cash equivalents	(220)	(492)

Cash and cash equivalents at beginning of period	3,763	2,908

Cash and cash equivalents at end of period	$3,543	$2,416

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2015	2014	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,658	$1,682	(1%)
U.S. Overnight Envelope	422	415	2%

Total U.S. Overnight	2,080	2,097	(1%)
U.S. Deferred	816	795	3%

Total U.S. Package Revenue	2,896	2,892	—

International Priority	1,464	1,630	(10%)
International Economy	574	571	1%

Total International Export Package	2,038	2,201	(7%)
International Domestic[1]	327	371	(12%)

Total Package Revenue	5,261	5,464	(4%)

Freight Revenue:

U.S.	573	579	(1%)
International Priority	350	395	(11%)
International Airfreight	36	46	(22%)

Total Freight Revenue	959	1,020	(6%)

Other Revenue[2]	371	378	(2%)

Total Express Revenue	$6,591	$6,862	(4%)

Operating Expenses:
Salaries and employee benefits	2,523	2,478	2%
Purchased transportation	601	647	(7%)
Rentals and landing fees	410	426	(4%)
Depreciation and amortization	347	374	(7%)
Fuel	607	970	(37%)
Maintenance and repairs	345	379	(9%)
Intercompany charges	445	448	(1%)
Other	768	763	1%

Total Operating Expenses	6,046	6,485	(7%)

Operating Income	$545	$377	45%

Operating Margin	8.3%	5.5%	2.8 pts

1 - International Domestic revenues represent international intra-country express operations.

2 - Includes FedEx Trade Networks, FedEx SupplyChain Systems and Bongo.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2016

(Unaudited)

	Three Months Ended
	August 31
	2015	2014	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,210	1,211	—
U.S. Overnight Envelope	541	527	3%

Total U.S. Overnight Package	1,751	1,738	1%
U.S. Deferred	865	846	2%

Total U.S. Domestic Package	2,616	2,584	1%

International Priority	389	409	(5%)
International Economy	176	170	4%

Total International Export Package	565	579	(2%)
International Domestic[2]	855	816	5%

Total Average Daily Packages	4,036	3,979	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.08	$21.69	(3%)
U.S. Overnight Envelope	11.99	12.32	(3%)

U.S. Overnight Composite	18.27	18.85	(3%)
U.S. Deferred	14.52	14.68	(1%)

U.S. Domestic Composite	17.03	17.49	(3%)

International Priority	57.86	62.19	(7%)
International Economy	50.18	52.60	(5%)

Total International Export Composite	55.47	59.38	(7%)
International Domestic[2]	5.88	7.10	(17%)

Composite Package Yield	$20.05	$21.46	(7%)

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	7,278	7,318	(1%)
International Priority	2,491	2,792	(11%)
International Airfreight	609	670	(9%)

Total Avg Daily Freight Pounds	10,378	10,780	(4%)

Revenue Per Freight Pound:
U.S.	$1.21	$1.24	(2%)
International Priority	2.16	2.21	(2%)
International Airfreight	0.92	1.07	(14%)

Composite Freight Yield	$1.42	$1.48	(4%)

Operating Weekdays	65	64	2%

1 - Package and freight statistics include only the operations of FedEx Express.

2 - International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2015 [2]	2014	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground[1]	$3,460	$2,960	17%
GENCO	370	—	NM

Total Revenues	$3,830	$2,960	29%

Operating Expenses:
Salaries and employee benefits	653	448	46%
Purchased transportation[1]	1,527	1,154	32%
Rentals	145	108	34%
Depreciation and amortization	146	119	23%
Fuel	3	3	—
Maintenance and repairs	69	56	23%
Intercompany charges	297	275	8%
Other	453	252	80%

Total Operating Expenses	3,293	2,415	36%

Operating Income	$537	$545	(1%)

Operating Margin	14.0%	18.4%	(4.4 pts)

OPERATING STATISTICS[3]

Operating Weekdays	65	64	2%

Average Daily Package Volume (000s)	6,717	6,456	4%

Yield (Revenue Per Package)[1]	$7.91	$7.15	11%

1	-	Effective June 1, 2015, FedEx Ground began recording FedEx SmartPost service revenues on a gross basis (including postal fees). Postal fees, which previously were netted against revenue, are now charged to purchased transportation.
2	-	The financial results for the GENCO acquisition are included in the current year.
3	-	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost). FedEx SmartPost was merged into FedEx Ground on August 31, 2015.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2015	2014	%
FINANCIAL HIGHLIGHTS

Revenue	$1,601	$1,609	—

Operating Expenses:
Salaries and employee benefits	721	656	10%
Purchased transportation	251	284	(12%)
Rentals	43	32	34%
Depreciation and amortization	59	58	2%
Fuel	102	147	(31%)
Maintenance and repairs	53	46	15%
Intercompany charges	113	110	3%
Other	127	108	18%

Total Operating Expenses	1,469	1,441	2%

Operating Income	$132	$168	(21%)

Operating Margin	8.2%	10.4%	(2.2 pts)

OPERATING STATISTICS

LTL Operating Weekdays	65	64	2%

Average Daily LTL Shipments (000s)
Priority	66.5	69.0	(4%)
Economy	30.7	29.1	5%

Total Average Daily LTL Shipments	97.2	98.1	(1%)

Weight Per LTL Shipment (lbs)
Priority	1,198	1,258	(5%)
Economy	1,168	1,013	15%

Composite Weight Per LTL Shipment	1,189	1,185	—

LTL Revenue/Shipment
Priority	$223.26	$228.07	(2%)
Economy	269.33	265.42	1%

Composite LTL Revenue/Shipment	$237.81	$239.16	(1%)

LTL Revenue/CWT
Priority	$18.63	$18.14	3%
Economy	23.06	26.19	(12%)

Composite LTL Revenue/CWT	$20.01	$20.18	(1%)